Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2015 Fourth Quarter and Full-Year Results
Delivers Positive Adjusted EBITDA in Q4 of $1.1 million
Initiates Quarterly Dividend

NEW YORK, NY - March 3, 2016 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the fourth quarter and full-year ended December 31, 2015.

2015 Fourth Quarter Summary

•
On a retained*** basis, excluding the Americas IT and the Netherlands businesses which were sold during the second quarter of 2015, revenue of $106.1 million declined 8.9 percent from the fourth quarter of 2014, but increased 0.9 percent in constant currency. On a reported basis, revenue declined 22.4 percent, or 14.3 percent in constant currency.

•
On a retained*** basis, excluding the Americas IT and the Netherlands businesses, gross margin of $44.4 million declined 7.1 percent from the fourth quarter of 2014, but increased 2.3 percent in constant currency. On a reported basis, gross margin declined 16.6 percent or 8.3 percent in constant currency.

•	Adjusted EBITDA* of $1.1 million, compared with adjusted EBITDA loss of $2.4 million in the fourth quarter of 2014.

•	Net loss from continuing operations of $2.5 million, or $0.07 per basic and diluted share, compared with net loss of $3.5 million, or $0.11 per basic and diluted share, for the fourth quarter of 2014.

•	Net loss** of $2.6 million, or $0.08 per basic and diluted share, compared with net income** of $2.7 million, or $0.08 per basic and diluted share, for the fourth quarter of 2014.

2015 Full-Year Summary

•
On a retained*** basis, excluding the Americas IT and the Netherlands businesses, revenue of $436.3 million declined 11.9 percent from 2014, but increased 0.1 percent in constant currency. On a reported basis, revenue of $463.2 million declined 20.3 percent from 2014, or 9.7 percent in constant currency.

•
On a retained*** basis, excluding the Americas IT and the Netherlands businesses, gross margin of $181.3 million declined 9.8 percent in reported currency but increased 1.9 percent in constant currency from 2014. On a reported basis, gross margin of $187.7 million declined 15.8 percent from 2014, or 5.0 percent in constant currency.

•	Adjusted EBITDA* loss of $4.4 million, compared with adjusted EBITDA loss of $7.5 million in 2014.

•	Restructuring charges of $5.8 million and other income of $19.6 million, primarily a gain on sale of assets, in 2015.

•	Net income from continuing operations of $1.6 million, or $0.05 per basic and diluted share, compared with net loss of $15.8 million, or $0.48 per basic and diluted share, in 2014.

•	Net income** of $2.3 million, or $0.07 per basic and diluted share, compared with net loss of $13.2 million, or $0.40 per basic and diluted share, in 2014.

* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.
** Includes continuing and discontinued operations.
*** See reconciliation for retained revenue and gross margin tables at the end of this release.

"We continued to deliver constant currency gross margin growth in key practices and markets in the fourth quarter," said Stephen Nolan, chief executive officer at Hudson. "After completing significant strategic actions in 2014 and 2015 to narrow our focus on core businesses and reduce our cost structure, we are pleased to have delivered positive adjusted EBITDA in the fourth quarter. As a signal of the progress the company has made, we have initiated a dividend payment to shareholders starting later this month while we expect to continue our share buyback program."

Strategic Actions

The company's strategic actions are focused on driving consistent, sustainable growth and profitability. To accelerate the implementation of the company's strategy, we have engaged in the following initiatives:

•	Investing in the core businesses and practices that present the greatest potential for profitable growth.

•	Facilitating growth and development of the global RPO business.

•	Further improving the company’s cost structure and efficiency of its support functions and infrastructure.

•	Building and differentiating the company's brand through its unique talent solutions offerings.

During 2015, the company continued to execute on strategic actions in its previously announced efforts to focus on its core business lines and growth opportunities. During the second quarter, these actions included the divestiture of the company's Netherlands business as well as its Americas IT business. The company also exited its operations in Ukraine, Czech Republic, Slovakia and Luxembourg. In the fourth quarter, the company completed the reduction in stranded support costs in the Americas following the exit of the Legal eDiscovery and IT businesses, in the fourth quarter of 2014 and second quarter of 2015, respectively. With these strategic divestitures complete, the company is now a more streamlined organization that is focused on delivering sustainable profitability in its core businesses -- Recruitment Process Outsourcing (RPO), Talent Management and Recruitment -- where it continues to invest in fee earners to drive growth.

Share Repurchase Program

During the fourth quarter, the company continued its share repurchase program for which it has an authorization of up to $10 million of the company’s common stock. The company purchased 265,374 shares for $0.7 million as part of the buyback program during the fourth quarter and an additional 228,697 shares for $0.6 million during January and February 2016. Since the inception of this program in the third quarter of 2015, the company has purchased 756,331 shares for $2.0 million.

Dividend Program

As announced on December 21, 2015, the company will commence paying a regular, quarterly cash dividend, currently set at $0.05 per share per quarter on March 25, 2016 to shareholders of record as of March 15, 2016.

Regional Highlights

Americas

In the fourth quarter, Hudson Americas' gross margin increased 8 percent on a retained*** basis in constant currency but decreased 39 percent on a reported basis compared with the fourth quarter of 2014. The growth was driven by RPO, up 8 percent in the fourth quarter. The region delivered adjusted EBITDA of $0.7 million, or 18 percent of revenue for the fourth quarter, as the company completed the reduction of stranded support costs following the sale of the Americas Legal eDiscovery and IT businesses. Adjusted EBITDA in the fourth quarter of 2014 was a loss of $0.1 million on a reported basis.

Hudson Americas' gross margin in 2015 increased 12 percent on a retained*** basis in constant currency from 2014 but decreased 22 percent on a reported basis. RPO gross margin increased by 13 percent in 2015, driven by new client wins and increased business with some existing clients. In June 2015, the company sold its Americas IT staffing business to Mastech, Inc. for $17.0 million in cash and $3.0 million in retained working capital. On a reported basis, adjusted EBITDA loss was $0.9 million in 2015, compared with adjusted EBITDA of $1.4 million, or 3 percent of revenue, in 2014, as the company completed the reduction of stranded support costs following the sale of the Americas Legal eDiscovery and IT businesses during 2015.

Asia Pacific

Hudson Asia Pacific's gross margin increased 6 percent in constant currency in the fourth quarter of 2015 from the same period in 2014. This was the eighth consecutive quarter of year-over-year constant currency gross margin growth. Results were fueled by growth in RPO, up 29 percent, and temporary contracting, up 8 percent from the fourth quarter of 2014. This growth was primarily realized in Australia with gross margin increasing 12 percent, against the prior year, while Hong Kong, New Zealand and Singapore also delivered growth in the quarter. China gross margin fell 12 percent as weaker demand in the fourth quarter hurt results after a very strong 2015. Asia Pacific delivered adjusted EBITDA of $1.7 million, or 3 percent of revenue, improving from adjusted EBITDA of $0.2 million in the fourth quarter of 2014.

In 2015, gross margin increased 10 percent in Hudson Asia Pacific in constant currency compared with 2014. Results were driven by 16 percent growth in permanent recruitment, 10 percent growth in temporary contracting, and 7 percent growth in RPO against 2014. Growth by country was led by China and Australia, up 24 percent and 6 percent, respectively, against prior year. During 2015, Hudson continued to invest in additional consultants, up 9 percent from 2014. Adjusted EBITDA was $6.8 million, or 3 percent of revenue, improving from adjusted EBITDA of $1.9 million, or 1 percent of revenue, in 2014.

Europe

Hudson Europe's gross margin decreased 3 percent in constant currency on a retained*** basis from the fourth quarter of 2014, and 14 percent on a reported basis. Excluding the impact of the Netherlands sale, Continental Europe gross margin increased by 9 percent in constant currency in the quarter. Belgium and Spain continued to deliver gross margin growth, up 11 percent and 40 percent respectively, somewhat offset by weaker results in France. In the UK, 15 percent growth in RPO was offset by a 17 percent decline in recruitment. Adjusted EBITDA of $1.1 million, or 2 percent of revenue, compared with adjusted EBITDA was $1.8 million, or 3 percent of revenue, a year ago.

Hudson Europe's gross margin decreased 7 percent on a retained*** basis in 2015 in constant currency compared with 2014, and 14 percent on a reported basis. Continental Europe delivered 4 percent growth, driven by Belgium and Spain, up 7 percent and 40 percent, respectively, offset by the UK, which was down 16 percent against 2014. Growth in RPO of 16 percent was offset by recruitment, down 21 percent from 2014. On a reported basis, adjusted EBITDA was $2.2 million, or 1 percent of revenue, compared with $6.1 million, or 2 percent of revenue in 2014.

Liquidity and Capital Resources

The company ended the fourth quarter of 2015 with $58.2 million in liquidity, composed of $37.7 million in cash and $20.5 million in availability under its credit facilities. This compares with $34.0 million in cash and $24.0 million in availability under its credit facilities at the end of 2014. The company generated $0.8 million in cash flow from operations during the fourth quarter and used $17.4 million in cash flow from operations for the year of 2015. The company had $2.4 million of outstanding borrowings at the end of the fourth quarter of 2015.

Business Outlook

Given current economic conditions and seasonality in Asia Pacific, the company expects first quarter 2016 revenue of between $95 million and $105 million and an adjusted EBITDA loss of between $1.0 million and $2.5 million at prevailing exchange rates. In the first quarter of 2015, revenue was $124.3 million on a reported basis and $106.9 million on a retained basis, and adjusted EBITDA was a loss of $4.3 million. Starting in the first quarter of 2016, the company's adjusted EBITDA outlook and results will exclude stock-based compensation costs*. This outlook assumes an average exchange rate of 1.42 US Dollars to the British Pound, 1.10 US Dollars to the Euro and 0.71 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

* See reconciliation for adjusted EBITDA and stock-based compensation at the end of this release.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$106,109	$136,677	$463,197	$581,192
Direct costs	61,670	83,421	275,487	358,347
Gross margin	44,439	53,256	187,710	222,845
Operating expenses:
Selling, general and administrative expenses	43,350	55,649	194,631	230,321
Depreciation and amortization	805	1,317	3,845	5,559
Business reorganization expenses	161	1,763	5,828	3,789
Impairment of long-lived assets	—	662	—	662
Total operating expenses	44,316	59,391	204,304	240,331
Gain (loss) on sale and exit of businesses	17	—	19,835	—
Operating income (loss)	140	(6,135)	3,241	(17,486)
Non-operating income (expense):
Interest income (expense), net	(180)	(128)	(722)	(661)
Other income (expense), net	(481)	528	(266)	202
Income (loss) before provision for income taxes from continuing operations	(521)	(5,735)	2,253	(17,945)
Provision for (benefit from) income taxes	1,963	(2,196)	646	(2,159)
Income (loss) from continuing operations	(2,484)	(3,539)	1,607	(15,786)
Income (loss) from discontinued operations, net of income taxes	(142)	6,282	722	2,592
Net income (loss)	$(2,626)	$2,743	$2,329	$(13,194)
Earnings (loss) per share:
Basic and diluted
Income (loss) from continuing operations	$(0.07)	$(0.11)	$0.05	$(0.48)
Income (loss) from discontinued operations	—	0.19	0.02	0.08
Net income (loss)	$(0.08)	$0.08	$0.07	$(0.40)
Weighted-average shares outstanding:
Basic	34,274	32,995	33,869	32,843
Diluted	34,274	32,995	34,084	32,843

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$37,663	$33,989
Accounts receivable, less allowance for doubtful accounts of $860 and $986, respectively	62,420	74,079
Prepaid and other	5,979	9,604
Current assets of discontinued operations	81	1,249
Total current assets	106,143	118,921
Property and equipment, net	7,928	9,840
Deferred tax assets, non-current	6,724	5,648
Other assets	4,154	5,263
Total assets	$124,949	$139,672
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,184	$6,371
Accrued expenses and other current liabilities	40,344	54,065
Short-term borrowings	2,368	—
Accrued business reorganization expenses	2,252	3,169
Current liabilities of discontinued operations	1,443	3,512
Total current liabilities	51,591	67,117
Deferred rent and tenant improvement contributions	4,244	5,899
Income tax payable, non-current	2,279	2,397
Other non-current liabilities	5,655	5,002
Total liabilities	63,769	80,415
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 35,260 and 33,671 shares, respectively	34	34
Additional paid-in capital	480,816	476,689
Accumulated deficit	(428,287)	(430,616)
Accumulated other comprehensive income	10,292	13,613
Treasury stock, 646 and 129 shares, respectively, at cost	(1,675)	(463)
Total stockholders’ equity	61,180	59,257
Total liabilities and stockholders' equity	$124,949	$139,672

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,731	$53,268	$49,110	$—	$106,109
Gross margin, from external customers	$3,235	$21,609	$19,595	$—	$44,439
Adjusted EBITDA (loss) (1)	$669	$1,663	$1,097	$(2,340)	$1,089
Business reorganization expenses (recovery)	102	—	205	(146)	161
Impairment of long-lived assets	—	—	—	—	—
Gain (loss) on sale and exit of businesses	—	—	17	—	17
Non-operating expense (income), including corporate administration charges	4	665	325	(513)	481
EBITDA (loss) (1)	$563	$998	$584	$(1,681)	$464
Depreciation and amortization expenses					805
Interest expense (income), net					180
Provision for (benefit from) income taxes					1,963
Income (loss) from continuing operations					(2,484)
Income (loss) from discontinued operations, net of income taxes					(142)
Net income (loss)					$(2,626)

For The Three Months Ended December 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$11,709	$58,351	$66,617	$—	$136,677
Gross margin, from external customers	$5,293	$22,930	$25,033	$—	$53,256
Adjusted EBITDA (loss) (1)	$(139)	$186	$1,840	$(4,280)	$(2,393)
Business reorganization expenses (recovery)	—	67	963	733	1,763
Impairment of long-lived assets	—	314	348	—	662
Non-operating expense (income), including corporate administration charges	(580)	62	1,224	(1,234)	(528)
EBITDA (loss) (1)	$441	$(257)	$(695)	$(3,779)	$(4,290)
Depreciation and amortization expenses					1,317
Interest expense (income), net					128
Provision for (benefit from) income taxes					(2,196)
Income (loss) from continuing operations					(3,539)
Income (loss) from discontinued operations, net of income taxes					6,282
Net income (loss)					$2,743

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,735	$55,609	$50,684	$—	$110,028
Gross margin, from external customers	$3,176	$23,376	$18,593	$—	$45,145
Adjusted EBITDA (loss) (1)	$(321)	$2,324	$149	$(2,572)	$(420)
Business reorganization expenses (recovery)	589	336	1,278	61	2,264
Gain (loss) on sale and exit of businesses	(20)	—	(167)	—	(187)
Non-operating expense (income), including corporate administration charges	99	308	798	(1,447)	(242)
EBITDA (loss) (1)	$(1,029)	$1,680	$(2,094)	$(1,186)	$(2,629)
Depreciation and amortization expenses					955
Interest expense (income), net					93
Provision for (benefit from) income taxes					(1,648)
Income (loss) from continuing operations					(2,029)
Income (loss) from discontinued operations, net of income taxes					(55)
Net income (loss)					$(2,084)

For The Three Months Ended March 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,978	$53,139	$60,200	$—	$124,317
Gross margin, from external customers	$4,621	$20,876	$22,407	$—	$47,904
Adjusted EBITDA (loss) (1)	$(906)	$891	$(23)	$(4,224)	$(4,262)
Business reorganization expenses (recovery)	421	8	880	34	1,343
Non-operating expense (income), including corporate administration charges	293	79	1,247	(1,632)	(13)
EBITDA (loss) (1)	$(1,620)	$804	$(2,150)	$(2,626)	$(5,592)
Depreciation and amortization expenses					1,111
Interest expense (income), net					80
Provision for (benefit from) income taxes					(129)
Income (loss) from continuing operations					(6,654)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(6,838)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$28,627	$219,391	$215,179	$—	$463,197
Gross margin, from external customers	$16,111	$89,682	$81,917	$—	$187,710
Adjusted EBITDA (loss) (1)	$(854)	$6,814	$2,209	$(12,550)	$(4,381)
Business reorganization expenses (recovery)	1,108	669	2,883	1,168	5,828
Change in control stock-based compensation	418	646	699	777	2,540
Gain (loss) on sale and exit of businesses	15,918	—	3,917	—	19,835
Non-operating expense (income), including corporate administration charges	184	2,648	2,751	(5,317)	266
EBITDA (loss) (1)	$13,354	$2,851	$(207)	$(9,178)	$6,820
Depreciation and amortization expenses					3,845
Interest expense (income), net					722
Provision for (benefit from) income taxes					646
Income (loss) from continuing operations					1,607
Income (loss) from discontinued operations, net of income taxes					722
Net income (loss)					$2,329

For The Year Ended December 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$50,146	$246,873	$284,173	$—	$581,192
Gross margin, from external customers	$20,757	$93,014	$109,074	$—	$222,845
Adjusted EBITDA (loss) (1)	$1,448	$1,908	$6,114	$(16,946)	$(7,476)
Business reorganization expenses (recovery)	94	1,322	1,407	966	3,789
Impairment of long-lived assets	—	314	348	—	662
Non-operating expense (income), including corporate administration charges	1,237	1,162	5,546	(8,147)	(202)
EBITDA (loss) (1)	$117	$(890)	$(1,187)	$(9,765)	$(11,725)
Depreciation and amortization expenses					5,559
Interest expense (income), net					661
Provision for (benefit from) income taxes					(2,159)
Income (loss) from continuing operations					(15,786)
Income (loss) from discontinued operations, net of income taxes					2,592
Net income (loss)					$(13,194)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2015	2014
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,731	$11,709	$(25)	$11,684
Hudson Asia Pacific	53,268	58,351	(7,968)	50,383
Hudson Europe	49,110	66,617	(4,874)	61,743
Total	$106,109	$136,677	$(12,867)	$123,810
Gross margin:
Hudson Americas	$3,235	$5,293	$(24)	$5,269
Hudson Asia Pacific	21,609	22,930	(2,554)	20,376
Hudson Europe	19,595	25,033	(2,225)	22,808
Total	$44,439	$53,256	$(4,803)	$48,453
SG&A (1):
Hudson Americas	$2,609	$5,430	$(27)	$5,403
Hudson Asia Pacific	19,828	22,728	(2,641)	20,087
Hudson Europe	18,580	23,211	(2,002)	21,209
Corporate	2,335	4,280	—	4,280
Total	$43,352	$55,649	$(4,670)	$50,979
Business reorganization expenses:
Hudson Americas	$102	$—	$—	$—
Hudson Asia Pacific	—	67	(6)	61
Hudson Europe	205	963	(102)	861
Corporate	(146)	733	—	733
Total	$161	$1,763	$(108)	$1,655
Operating income (loss):
Hudson Americas	$546	$(262)	$3	$(259)
Hudson Asia Pacific	1,290	(1,017)	200	(817)
Hudson Europe	726	288	(85)	203
Corporate	(2,422)	(5,144)	—	(5,144)
Total	$140	$(6,135)	$118	$(6,017)
EBITDA (loss):
Hudson Americas	$563	$441	$12	$453
Hudson Asia Pacific	998	(257)	81	(176)
Hudson Europe	584	(695)	80	(615)
Corporate	(1,681)	(3,779)	—	(3,779)
Total	$464	$(4,290)	$173	$(4,117)

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2015	2014
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$28,627	$50,146	$(104)	$50,042
Hudson Asia Pacific	219,391	246,873	(37,354)	209,519
Hudson Europe	215,179	284,173	(30,548)	253,625
Total	$463,197	$581,192	$(68,006)	$513,186
Gross margin:
Hudson Americas	$16,111	$20,757	$(101)	$20,656
Hudson Asia Pacific	89,682	93,014	(11,717)	81,297
Hudson Europe	81,917	109,074	(13,532)	95,542
Total	$187,710	$222,845	$(25,350)	$197,495
SG&A (1):
Hudson Americas	$17,413	$19,343	$(101)	$19,242
Hudson Asia Pacific	83,035	90,962	(11,230)	79,732
Hudson Europe	80,858	103,068	(12,793)	90,275
Corporate	13,327	16,948	—	16,948
Total	$194,633	$230,321	$(24,124)	$206,197
Business reorganization expenses:
Hudson Americas	$1,108	$94	$1	$95
Hudson Asia Pacific	669	1,322	(181)	1,141
Hudson Europe	2,883	1,407	(158)	1,249
Corporate	1,168	966	—	966
Total	$5,828	$3,789	$(338)	$3,451
Operating income (loss):
Hudson Americas	$12,931	$870	$3	$873
Hudson Asia Pacific	3,548	(3,013)	169	(2,844)
Hudson Europe	1,743	3,112	(456)	2,656
Corporate	(14,981)	(18,455)	—	(18,455)
Total	$3,241	$(17,486)	$(284)	$(17,770)
EBITDA (loss):
Hudson Americas	$13,354	$117	$33	$150
Hudson Asia Pacific	2,851	(890)	(295)	(1,185)
Hudson Europe	(207)	(1,187)	190	(997)
Corporate	(9,178)	(9,765)	—	(9,765)
Total	$6,820	$(11,725)	$(72)	$(11,797)

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in thousands)
(unaudited)

Revenue, Q4 2015 vs Q4 2014
	For The Three Months Ended December 31,
	Reported			Retained (1)
	Q4 2015	Variance vs Q4 2014	Constant Currency	Q4 2015	Variance vs Q4 2014	Constant Currency
Americas	$3,731	(68.1)%	(68.1)%	$3,731	1.0%	1.7%
Asia Pacific	53,268	(8.7)%	5.7%	53,268	(8.7)%	5.7%
Europe	49,110	(26.3)%	(20.5)%	49,056	(9.8)%	(3.9)%
Total	$106,109	(22.4)%	(14.3)%	$106,055	(8.9)%	0.9%

Gross Margin, Q4 2015 vs Q4 2014
	For The Three Months Ended December 31,
	Reported			Retained (1)
	Q4 2015	Variance vs Q4 2014	Constant Currency	Q4 2015	Variance vs Q4 2014	Constant Currency
Americas	3,235	(38.9)%	(38.6)%	$3,234	6.7%	7.6%
Asia Pacific	21,609	(5.8)%	6.1%	21,609	(5.8)%	6.0%
Europe	19,595	(21.7)%	(14.1)%	19,547	(10.6)%	(2.5)%
Total	$44,439	(16.6)%	(8.3)%	$44,390	(7.1)%	2.3%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in thousands)
(unaudited)

Revenue, 2015 vs 2014
	For The Year Ended December 31,
	Reported			Retained (1)
	2015	Variance vs 2014	Constant Currency	2015	Variance vs 2014	Constant Currency
Americas	$28,627	(42.9)%	(42.8)%	$14,898	6.7%	7.5%
Asia Pacific	219,391	(11.1)%	4.7%	219,391	(11.1)%	4.7%
Europe	215,179	(24.3)%	(15.2)%	201,997	(13.9)%	(4.9)%
Total	$463,197	(20.3)%	(9.7)%	$436,286	(11.9)%	0.1%

Gross Margin, 2015 vs 2014
	For The Year Ended December 31,
	Reported			Retained (1)
	2015	Variance vs 2014	Constant Currency	2015	Variance vs 2014	Constant Currency
Americas	$16,111	(22.4)%	(22.0)%	$12,723	10.8%	11.8%
Asia Pacific	89,682	(3.6)%	10.3%	89,682	(3.6)%	10.3%
Europe	81,917	(24.9)%	(14.3)%	78,944	(18.3)%	(7.5)%
Total	$187,710	(15.8)%	(5.0)%	$181,349	(9.8)%	1.9%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.

HUDSON GLOBAL, INC.
RECONCILIATION FOR ADJUSTED EBITDA
(in thousands)
(unaudited)

Starting in the first quarter of 2016, the company's adjusted EBITDA results will exclude stock-based compensation costs. The tables below show the previously reported adjusted EBITDA, the stock-based compensation cost previously included in that adjusted EBITDA, and the revised adjusted EBITDA.

For The Three Months Ended December 31, 2015	Total
Reported Adjusted EBITDA (loss) (1)	$1,089
Stock-based compensation	270
Revised Adjusted EBITDA (loss)	$1,359

For The Three Months Ended December 31, 2014	Total
Reported Adjusted EBITDA (loss) (1)	$(2,393)
Stock-based compensation	$418
Revised Adjusted EBITDA (loss)	$(1,975)

For The Three Months Ended September 30, 2015	Total
Reported Adjusted EBITDA (loss) (1)	$(420)
Stock-based compensation	203
Revised Adjusted EBITDA (loss)	$(217)

For The Three Months Ended March 31, 2015	Total
Reported Adjusted EBITDA (loss) (1)	$(4,262)
Stock-based compensation	532
Revised Adjusted EBITDA (loss)	$(3,730)

For The Twelve Months Ended December 31, 2015	Total
Reported Adjusted EBITDA (loss) (1)	$(4,381)
Stock-based compensation	1,689
Revised Adjusted EBITDA (loss)	$(2,692)

For The Twelve Months Ended December 31, 2014	Total
Reported Adjusted EBITDA (loss) (1)	$(7,476)
Stock-based compensation	1,300
Revised Adjusted EBITDA (loss)	$(6,176)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.